Exhibit 5.1

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, California 94105-2933

October 5, 2021

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray, Florida 33484

Re: Registration Statement on Form S-1 (Registration No. 333-259143)

Ladies and Gentlemen:

We are acting as counsel to UpHealth, Inc., a Delaware corporation (the “Company”), in connection with the registration and proposed sale and issuance by the Company of up to 26,450,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), including up to 3,450,000 shares of Common Stock that may be issued pursuant to an over-allotment option granted to the underwriters pursuant to the underwriting agreement, in the form filed as Exhibit 1.1 to the Current Report on Form 8-K of the Company dated October 5, 2021, between the Company and the underwriters named therein (the “Underwriting Agreement”) and identified in the Company’s Registration Statement on Form S-1 (File No. 333-259143), originally filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2021, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the shares Common Stock.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s charter documents, as amended and restated to date, records of the Company’s corporate proceedings in connection with the offering, the executed Underwriting Agreement, and such other documents, records, certificates, memoranda and other instruments as we deemed necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the authenticity and completeness of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the completeness and conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. We note that the Registration Statement was declared effective at or after 4:00 p.m. Eastern Time on October 4, 2021 (and we have assumed its continued effectiveness through the closing of the Offering), and that the Underwriting Agreement was subsequently executed and delivered by the Company on October 4, 2021.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that following (i) issuance and sale of the Shares pursuant to the terms of the Underwriting Agreement, and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission promulgated thereunder (including Item 509 of Regulation S-K).

We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)